                             FOURTH AMENDMENT
                                  TO THE
                   POLICY MANAGEMENT SYSTEMS CORPORATION
                          1989 STOCK OPTION PLAN



THIS AMENDMENT to Policy Management Systems Corporation 1989 Stock Option Plan (the "Plan") is made by POLICY MANAGEMENT SYSTEMS
CORPORATION ("PMSC") and entered into as of this ____ day of ________, 1995.


                           W I T N E S S E T H:

WHEREAS, PMSC sponsors and maintains the Plan and, pursuant to
Section 15 thereof, PMSC has the right to make certain amendments to the Plan, such as the one set forth herein, without the stockholders approving such amendments; and

WHEREAS, under Section 162(m) of the Internal Revenue Code, for PMSC to receive certain tax treatment relating to the Plan, the Plan must set forth the maximum amount of Options which can be granted to individuals in a specified period pursuant to the Plan; and

WHEREAS, PMSC now desires to amend the Plan to satisfy the requirements of Section 162(m).

NOW THEREFORE, the Plan is hereby amended, effective as set forth above, as follows:

A new subsection (d) is added to Section 7 of the Plan as follows:

   (d) The maximum number of Options which may be granted under this Plan during any calendar year to any individual shall not exceed 500,000, subject to adjustment in the manner provided in the Plan for changes in capital structure and other corporate transactions.


IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

POLICY MANAGEMENT SYSTEMS
CORPORATION


BY: ______________________________
      G. Larry Wilson
      President and Chairman